Exhibit 99.2

News


For Release     Immediate


Contacts (News Media) Mark Lubbers, EVP, Corporate Affairs 317.817.4418 (Investors) Tammy Hill, SVP, Investor Relations 317.817.2893




                     Conseco, Inc. Secures Bankruptcy Court
                          Order on Net Operating Losses



     Indianapolis, Ind.: Dec. 18, 2002 - Conseco, Inc. (OTCBB:CNCE) today announced that the U.S. Bankruptcy Court has entered an interim order that will assist the company in preserving its net operating losses and that outlines reporting requirements for substantial holders of equity.

     On December 18, 2002, the U.S. Bankruptcy Court for the Northern District of Illinois granted a motion, and entered an order on the docket effective December 19, 2002 at 12:01 a.m., Central Time, to assist the company in preserving its net operating losses (NOLs) by prohibiting certain transfers of equity interests in the company without the company's consent. The order will remain in effect until the Bankruptcy Court holds a hearing to reconsider the appropriateness of the interim relief. A hearing is currently set for January 14, 2003.

     In general, the NOL order applies to any person or entity that, directly or indirectly, beneficially owns (or would beneficially own as the result of a proposed transfer) at least 5% of the common stock of the company on an as-converted basis. Any purchase, sale or other transfer of equity interests in the company in violation of the NOL order will be null and void.

     For more information, please read the NOL order in its entirety, which will be included as an exhibit to the company's Current Report on Form 8-K, to be filed with the Securities and Exchange Commission on December 19, 2002 and thereafter available at www.sec.gov, or visit http://www.bmccorp.net/conseco.





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                                                                     Conseco (2)
                                                                   Dec. 18, 2002


     Note on forward-looking statements: Some of the statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include those that use words such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempts," "seeks," "should," "could," "goal," and other similar expressions. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by the forward-looking statements. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things:
(i) the ability of Conseco to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 petitions; (ii) the potential adverse impact of the Chapter 11 petitions on Conseco's operations, management and employees; (iii) the outcome and timing of Conseco's efforts to restructure and/or sell assets of Conseco Finance; (iv) general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance and health care inflation, which may affect (among other things) Conseco's ability to sell its products, its ability to make loans and access capital resources and the costs associated therewith, the market value of Conseco's investments, the lapse rate and profitability of policies, and the level of defaults and prepayments of loans made by Conseco; (v) Conseco's ability to achieve anticipated synergies and levels of operational efficiencies, including from our process excellence initiatives; (vi) customer response to new products, distribution channels, marketing initiatives and the Chapter 11 petitions; (vii) mortality, morbidity, usage of health care services and other factors which may affect the profitability of Conseco's insurance products; (viii) performance of our investments; (ix) changes in the Federal income tax laws and regulations which may affect the relative tax advantages of some of Conseco's products; (x) increasing competition in the sale of insurance and annuities and in the finance business; (xi) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; (xii) actions by rating agencies and the effects of past or future actions by these agencies on Conseco's business, including the impact of recent rating downgrades; (xiii) the ultimate outcome of lawsuits filed against Conseco; and (xiv) the risk factors or uncertainties listed from time to time in Conseco's filings with the Securities and Exchange Commission and with the U.S. Bankruptcy Court in connection with the Company's Chapter 11 petitions. Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected.

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